Exhibit 15

To the Board of Directors and Shareholders of Morgan Stanley:

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited interim condensed consolidated financial information of Morgan Stanley and subsidiaries as of February 28, 2007 and for the three-month periods ended February 28, 2007 and 2006, and have issued our report dated April 5, 2007 (October 25, 2007 as to Note 1, Discontinued Operations—Discover and Note 20) (which report included an explanatory paragraph regarding Morgan Stanley’s adoption of Statement of Financial Accounting Standards No. 157, “Fair Value Measurement” and Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of SFAS No. 115 and an explanatory paragraph regarding the completion of the spin-off of Discover Financial Services effective June 30, 2007). As indicated in such report, because we did not perform an audit, we expressed no opinion on that information.

Additionally, we have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited interim condensed consolidated financial information of Morgan Stanley and subsidiaries as of May 31, 2007 and for the three-month and six-month periods ended May 31, 2007 and 2006, and have issued our report dated July 9, 2007 (October 25, 2007 as to Note 21) (which report included an explanatory paragraph regarding Morgan Stanley’s adoption of Statement of Financial Accounting Standards No. 157, “Fair Value Measurement” and Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of SFAS No. 115” and an explanatory paragraph regarding the completion of the spin-off of Discover Financial Services effective June 30, 2007. As indicated in such report, because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which are included in this Current Report on Form 8-K, are incorporated by reference in the following Registration Statements:

Filed on Form S-3:

Registration Statement No. 33-57202

Registration Statement No. 33-60734

Registration Statement No. 33-89748

Registration Statement No. 33-92172

Registration Statement No. 333-07947

Registration Statement No. 333-27881

Registration Statement No. 333-27893

Registration Statement No. 333-27919

Registration Statement No. 333-46403

Registration Statement No. 333-46935

Registration Statement No. 333-76111

Registration Statement No. 333-75289

Registration Statement No. 333-34392

Registration Statement No. 333-47576

Registration Statement No. 333-83616

Registration Statement No. 333-106789

Registration Statement No. 333-117752

Registration Statement No. 333-129243

Registration Statement No. 333-131266

Filed on Form S-4:

Registration Statement No. 333-25003

Filed on Form S-8:

Registration Statement No. 33-63024

Registration Statement No. 33-63026

Registration Statement No. 33-78038

Registration Statement No. 33-79516

Registration Statement No. 33-82240

Registration Statement No. 33-82242

Registration Statement No. 33-82244

Registration Statement No. 333-04212

Registration Statement No. 333-28141

Registration Statement No. 333-28263

Registration Statement No. 333-62869

Registration Statement No. 333-78081

Registration Statement No. 333-95303

Registration Statement No. 333-85148

Registration Statement No. 333-85150

Registration Statement No. 333-108223

Registration Statement No. 333-142874

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statements prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/    Deloitte & Touche LLP

New York, New York

October 25, 2007